AGREEMENT AND DECLARATION OF TRUST

of

GATOR CAPITAL INVESTMENT TRUST

WHEREAS, this AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the 9th day of July, 2026 by the Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustee hereby directs that a certificate of trust be filed with the Office of the Secretary of State of the State of Delaware (the "Certificate of Trust"), which Certificate of Trust are expressly incorporated by reference herein as part of the Trust's "governing instrument" within the meaning of the Delaware Act, and does hereby declare that the Trustee will hold IN TRUST all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

ARTICLE I.

NAME AND DEFINITIONS

Section 1. Name. This Trust shall be known as Gator Capital Investment Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such Rules and Regulations as are applicable to such sections as determined by the Trustees or their designees.

(b) "Board of Trustees" refers to the board of the Trust comprised of those Trustees duly elected or appointed to serve on the board of the Trust in accordance with the provisions hereof.

(c) "Bylaws" means the Bylaws of the Trust as amended from time to time, which Bylaws are expressly incorporated by reference herein as part of the Trust's "governing instrument" within the meaning of the Delaware Act.

(d) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

(e) "Commission" has the meaning given in Section 2(a)(7) of the 1940 Act.

(f) "Complaining Shareholder" shall refer to a Shareholder making a demand or bringing a claim pursuant to Section 2 of Article VIII hereof.

(g) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time, which shall be the Trust's "governing instrument" within the meaning of the Delaware Act. Reference in this Declaration of Trust to "Declaration of Trust," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration of Trust rather than exclusively to the article or section in which such words appear.

(h) "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time.

(i) "Interested Person" has the meaning given in Section 2(a)(19) of the 1940 Act.

(j) "Investment Adviser" or "Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 6(a) hereof.

(k) "Majority of Shares" means the vote of a majority of the outstanding securities of an investment company, as defined and described in Section 2(a)(42) of the 1940 Act.

(l) "Net Asset Value" means the net asset value of each Series or class of the Trust, determined as provided in Article VI, Section 1 hereof.

(m) "Person" means and includes individuals, corporations, partnerships, trusts, foundations, plans, limited liability companies, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

(n) "Principal Underwriter" has the meaning given in Section 2(a)(29) of the 1940 Act.

(o) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III.

(p) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(q) "Shareholder" means a record owner of outstanding Shares.

(r) "Trust" refers to the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

(s) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series.

(t) "Trustees" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder. At any time when there is only one Trustee, references to "Trustees" hereunder shall refer to the sole Trustee.

ARTICLE II.

NATURE AND PURPOSE OF TRUST

The purpose of the Trust is to engage in, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Delaware, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Delaware upon a Delaware statutory trust formed pursuant to the Delaware Act.

ARTICLE III.

SHARES

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, each without a par value. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series (and classes) shall be established and designated, and the variations in the relative rights and preferences as between the different Series (or classes), shall be fixed and determined by the Trustees.

If only one Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be ratable among all Shareholders of a Series from the assets held with respect to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him or her as provided herein or in the Bylaws, until he or she has given his or her address to the Trust or to the Trust's transfer or similar agent. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series (or class) into a greater or lesser number of Shares of such Series (or class) without thereby materially changing the proportionate beneficial interest of such Shares in the assets held with respect to that Series (or class) or materially affecting the rights of Shares of any other Series (or class).

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (and class). No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each

Series (or class) and as to the number of Shares of each Series (or class) held from time to time by each Shareholder.

Section 3. Investments in the Trust; Creation Units. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust, in such Series (or class) as the purchaser shall select, at the Net Asset Value per Share next determined for such Series (or class) after receipt and acceptance of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge (load) or other fees or reimbursements upon investments in the Trust or any Series (or class).

The Board of Trustees in its sole discretion may, from time to time, without vote or consent of the Shareholders, determine to issue Shares of any Series or class in aggregations of such number of those Shares (each, a "Creation Unit"), except with respect to any initial capital contribution by the Adviser, sub-adviser or their affiliates. Creation Units may be issued on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series. In connection with the issuance of such Creation Units, the Trustees may charge such transaction fees or other fees as they determine in their sole discretion and without shareholder approval. In addition, the Trustees may, from time to time in their sole discretion, determine to change the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Board of Trustees under this Declaration of Trust and the Delaware Act to delegate its authority, the authority of the Board of Trustees under this paragraph with respect to the establishing and altering of the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or the Adviser or otherwise as the Board of Trustees considers desirable.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument and the Bylaws of the Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series thereof or the Trustees, but shall entitle such representative only to the rights of said Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay; provided, however, that any sales loads or charges, creation or redemption fees, account fees or any other fees or charges imposed by the Trustees shall be deemed to have been personally agreed to by such Shareholder by virtue of having become a Shareholder.

Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend the Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust.

Section 6. Establishment and Designation of Initial Series. The Trust shall initially establish and designate the Series of Shares listed on Exhibit A as the initial Series of the Trust (the "Initial Series"), which Series shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

(b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series, and any general liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes in absence of manifest error. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants and contracting parties, each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

Notice of the foregoing limitation on interseries liability may be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804(a) of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804(a) of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series.

(c) Dividends, Distributions, Redemptions and Repurchases. No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, or any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error.

(d) Voting. Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.

(e) Equality. All the Shares of each Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series (subject to the liabilities of such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of a Series (or class) shall be equal to each other Share of such Series (or class).

(f) Fractions. Any fractional Share of a Series (or class) shall have proportionately all the rights and obligations of a whole Share of such Series (or class), including rights with respect to voting, receipt of dividends and distributions and redemption of Shares.

(g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series (or class) shall have the right to exchange such Shares for Shares of one or more other Series (or class) in accordance with such requirements and procedures as may be established by the Trustees.

(h) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series (or classes) into assets and liabilities held with respect to a single Series (or class).

(i) Elimination of Series. At any time, the Trustees may determine to abolish one or more Series (or class(es)) of the Trust.

(j) Disclosure of Shareholder Holdings. The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or applicable law or regulation.

Section 7. Establishment and Designation of Additional Series. The establishment and designation of any Series (or class) of Shares in addition to the Initial Series shall be effective upon the adoption by a majority of the Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or class). Each such resolution shall be incorporated herein by reference upon adoption. Shares of each Series (or class) established pursuant to this Section 7, unless otherwise provided in the resolution establishing such Series, shall have the same relative rights and preferences as the Initial Series set forth in Section 6.

ARTICLE IV.

THE BOARD OF TRUSTEES

Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16(a) and other requirements of the 1940 Act (including, without limitation, the requirements under certain rules adopted under the 1940 Act that disinterested Trustees be nominated and selected by the then-current disinterested Trustees), the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the total combined Net Asset Value of all Shares of the Trust issued and outstanding. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called: (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning more than 10% of the Shares of the Trust in the aggregate.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. In the event of the death, resignation, retirement, removal or declaration by a court of competent jurisdiction of bankruptcy or incompetency of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts, documents and instruments that they may consider desirable, necessary or appropriate in connection with the administration of the Trust.

Without limiting the foregoing, the Trustees may: adopt, amend and repeal Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an administrator for the Trust and authorize such administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter.

Without limiting the foregoing, the Trustees shall have power and authority to:

(a) operate the Trust or one or more of its Series as registered investment companies under the 1940 Act, including as an "exchange-traded" management investment company ("ETF") and to list the Shares of any such ETF on one or more securities exchanges and to cease such operation and/or listing at any time;

(b) cause the Trust to invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(c) sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, without limitation, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(d) vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e) exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(f) hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in the Trust's name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

(g) consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) join with security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(i) litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

(j) enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(l) endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or to otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(m) purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Adviser, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(n) adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(o) authorize the Trust to indemnify any Person with whom the Trust has dealings, including, without limitation, any service provider employed pursuant to Article IV, Section 6 hereof, to such extent as the Trustees shall determine;

(p) operate the Trust or one or more of its Series, at the discretion of the Board of Trustees, in a master-feeder structure, in which the feeder fund invests all of its assets into a master fund rather than making investments in securities directly, or to convert existing Series or classes from direct investment to a master-feeder structure; and

(q) cause the Trust to do any and all other acts and things as are necessary, desirable, convenient or incidental to the foregoing or to the business of the Trust.

Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if a majority of members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master-feeder structure. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such Person. The Trust may employ any such Person, or entity in which such Person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

Section 4. Payment of Expenses by the Trust. Subject to the provisions of Article III, Section 6(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series (or classes) that may be established or designated pursuant to Article III, Section 6, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series (or classes), or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, administrators, accounting agents, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

Section 6. Service Contracts.

(a) The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person, or terms that provide for the indemnification of any Person.

(b) The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

(c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees.

(d) The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e) The fact that: (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made, or that (ii) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

Section 7. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

ARTICLE V.

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. Subject to the provisions of Article III, Sections 5 and 6(d), the Shareholders shall have the right to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 1; (ii) on such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof; and (iii) on such other matters as the Trustees may consider necessary or desirable. Each whole Share held by a Shareholder on the record date shall entitle the holder thereof to one vote as to any matter on which the holder is entitled to vote, and each fractional Share held by a Shareholder on the record date shall entitle the holder thereof to a proportionate fractional vote on each matter submitted to a vote at a meeting of Shareholders. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series and/or class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined affects the interests of one or more Series or classes differently from one or more other Series or classes, then the Shareholders of each such Series or class so affected shall be entitled to vote separately thereon.

Until Shares of a class or Series are issued, the Trustees may exercise all rights of Shareholders of that class or Series and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders with respect to that class or Series.

Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purposes described in Section 1 of this Article V. A meeting of Shareholders may be held at any place designated by the Trustees. Meetings of Shareholders may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice not more than one hundred twenty nor less than ten days before such meeting, postage prepaid, stating the time and place (or in lieu of a place, the means of conference telephone or other communications equipment by which Shareholders may be deemed to be present in person and vote at such meeting) of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

Section 3. Quorum and Required Vote. Except as otherwise provided by the 1940 Act or in the Trust's Certificate of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than one-third of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting. Subject to the provisions of Article III, Section 6(d) and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, the majority vote or, to the extent required or permitted by the 1940 Act, affirmative vote of a Majority of Shares, shall decide any questions except that only a plurality vote shall be necessary to elect Trustees.

Section 4. Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for the number of times and in the manner as the Trustees may prescribe and shall set forth in the Bylaws.

Section 5. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of votes that would be required to approve the matter as provided in Article V, Section 3. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 6. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than one hundred twenty nor less than ten days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

ARTICLE VI.

NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series and the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable. The Net Asset Value of Shares shall be determined separately for each Series or class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon receipt by the Trust or a Person designated by the Trust of a request in proper form that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the Bylaws and the applicable provisions of the 1940 Act. Payment for said Shares shall be mailed or otherwise sent by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form.

However, if the Trustees determine, pursuant to Article III, Section 3 hereof, to issue Shares of any Series or class in Creation Units, then only Shares of such Series or class comprising a full Creation Unit shall be redeemable by the Trust with respect to any applicable Series or class, except with respect to redemptions of the initial capital contribution. Unless the Trustees otherwise shall determine, there shall be no redemption of any partial or fractional Creation Unit.

The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency that makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with applicable provisions of the 1940 Act. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Trust shall have the right, at its option, upon not less than 30 days' notice to the affected Shareholder at any time, to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI at any time and for any reason, including, without limitation: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares of a Series equal to or in excess of a maximum percentage of the outstanding Shares of such Series determined from time to time by the Trustees; (iii) to the extent that such Shareholder owns Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust; (iv) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Series (or class) of Shares; (v) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable Series (or class); (vi) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares, or any Series thereof, of the Trust; or (vii) the merger, reorganization or liquidation of a Series or the Trust.

Section 4. Transfer of Shares. The Trust shall transfer Shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

ARTICLE VII.

COMPENSATION AND LIMITATION OF LIABILITY

Section 1. Compensation of Trustees. The Trustees as such shall be entitled to compensation from the Trust, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to provide advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.

Section 2. No Liability to Third Parties. No person who is or has been a Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with the affairs of the Trust; and all Persons shall look solely to the Trust Property or property of a Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Section 3. Standard of Liability. The Trustees shall not be responsible or liable in any event for any negligence or wrong-doing of any officer, agent, employee, manager, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. No person who is or has been a Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder for any action or failure to act except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 4. Indemnification.

(a) The Trust, out of its assets, shall indemnify and hold harmless each and every Trustee, officer, employee or agent of the Trust (including, without limitation, any investment adviser to the Trust and any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Covered Person's performance of his or her duties for the Trust to the maximum extent permitted by law, subject to the exceptions and limitations contained in Subsection (c).

(b) Subject to the exceptions and limitations contained in Subsection (c) below: (i) every person who is, or has been, a Covered Person shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by the Covered Person in connection with any claim, action, suit or proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(c) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought: (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or (ii) in the event the matter is not adjudicated by a court or other appropriate body, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office: by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry), or by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(e) Any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the Covered Person is proper in the circumstances because the Covered Person is so eligible under this Section 4 by: (i) a majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not Interested Persons of the Trust; (ii) a written opinion by legal counsel to the Trust; or (iii) a majority vote of the Shareholders; however, Shares held by Covered Persons who are parties to the proceeding may not be voted on the subject matter under this Sub-Section.

(f) To the maximum extent permitted by applicable law, expenses incurred in defending any proceeding may be advanced by the Trust before the disposition of the proceeding upon: (i) receipt by the Trust of: (A) a written affirmation on behalf of the Covered Person of the Covered Person's good faith belief that the Covered Person is eligible for indemnification under this Section 4 and (B) a written undertaking by or on behalf of the Covered Person, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that the Covered Person is not so eligible; provided, however, that either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that the Covered Person will not be disqualified from indemnification under this Section.

(g) Nothing contained in this Section 4 shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Article VIII, Section 4 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII.

(h) Any repeal or modification of this Article VII by the Shareholders, or adoption or modification of any other provision of the Declaration of Trust or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 5. Binding Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 6. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE VIII.

MISCELLANEOUS

Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Derivative and Direct Actions.

(a) The purpose of this Section 2 is to adopt additional standards and restrictions to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder claims, demands and derivative actions.

(b) Subject to the Delaware Act, no Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Series to recover a judgment in its favor (a "derivative action") unless each of the following conditions is met:

(i) Each Complaining Shareholder was a Shareholder of the Trust or the affected Series or class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii) Each Complaining Shareholder was a Shareholder of the Trust or the affected Series or class, as applicable, as of the time the demand required by subparagraph (iii) below was made;

(iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series or class, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

(2) a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series or class, as applicable, and an explanation of why the Complaining Shareholders believe that to be the case;

(3) a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

(4) a certification that each Complaining Shareholder will be a Shareholder of the Trust or the affected Series or class, as applicable, as of the commencement of the derivative action;

(5) an undertaking by each Complaining Shareholder to hold each Share through and until the conclusion of the derivative action, whether by settlement, judgment, or otherwise, and to reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose; and

(6) a copy of the derivative complaint that the Complaining Shareholders propose to file, which complaint shall comply with all applicable court rules and shall identify, to the extent known to the Complaining Shareholders, all other Shareholders who have approved the filing of or who also propose to join in the derivative action;

(iv) Shareholders owning Shares representing no less than a Majority of Shares of the Trust or the affected Series or class, as applicable, must join in bringing the derivative action, except with respect to claims arising under the federal securities laws; and

(v) A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (c) below.

(c) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within ninety (90) calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series or class, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, or (iii) the fact that such Trustee was identified or nominated as a Trustee pursuant to a consultation with an Interested Person of the Trust.

(i) If the demand for derivative action has not been considered within 90 calendar days of the receipt of such demand by the Board of Trustees (which period may be extended for an additional 60 days for good cause shown), a decision communicated to the Complaining Shareholders within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (b) above have been met, the Complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(ii) If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series or class, as applicable, the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively, or the Board may permit the Complaining Shareholders to proceed derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

(d) Each Complaining Shareholder whose demand is rejected pursuant to paragraph (c) above shall be responsible, jointly and severally with any and all other Complaining Shareholders, for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose.

(e) A Shareholder of a particular Series or class of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series or class of the Trust.

(f) Each Shareholder who commences or maintains a derivative or direct action in violation of this Section 2 shall, jointly and severally, reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 2. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action shall be borne, jointly and severally, by each Shareholder who commenced the action.

Section 3. Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any Series may be terminated at any time by the Trustees; provided, however, that in such a case the Trustees shall provide written notice to Shareholders of the Trust or Series, if any, a number of days prior to termination that is at least the minimum that may be required by the 1940 Act or other applicable law. Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

Section 4. Merger, Consolidation and Reorganization. The Trustees may cause: (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into, or consolidated with, another trust, series or Person; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof); (iii) the Shares to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law; or (iv) a sale of assets of the Trust or one or more of its Series. Such merger or consolidation, Share conversion, Share exchange or sale of assets shall, if required under the 1940 Act or applicable Delaware law, be authorized by vote as provided in Article V, Section 3 herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Share exchange, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

Pursuant to and in accordance with Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may (a) effect any amendment to the governing instrument of the Trust; or (b) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

Section 5. Amendments. This Declaration of Trust may be restated and/or amended at any time with the approval of a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Notwithstanding anything else herein, (a) no amendment of the Declaration of Trust shall limit the rights to insurance provided by Article VII, Section 6 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment, nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 4 hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 6. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may, upon reasonable prior request, be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7. Applicable Law; Forum Selection.

(a) This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, without reference to its conflicts of law rules, as a Delaware statutory trust under the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b) Notwithstanding the first sentence of Section 7(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees if such laws are inconsistent with the authorities and powers or the limitation on liability of the Trustees set forth or referenced in this Declaration of Trust.

(c) Choice of Forum Provision. Any case or controversy arising under or regarding this Declaration of Trust or actions taken by or on behalf of the Trustees, whether raised by a Trustee, Shareholder or other party, shall be subject to the exclusive jurisdiction of an appropriate state or

Federal Court located in Tampa, Florida, which shall be a proper forum in which to adjudicate such case or controversy.

Section 8. Provisions in Conflict with Law or Regulations.

(a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 10. Writings. To the fullest extent permitted by applicable laws and regulations:

(a) All requirements in this Declaration of Trust or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b) All requirements in this Declaration of Trust or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 11. Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration of Trust to the contrary, to the extent permitted by applicable law, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

Section 12. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the 9th day of July, 2026.

By:	/s/ Derek Pilecki_______
Derek Pilecki, Trustee

By:	/s/ Frederick T. Blumer__
Frederick T. Blumer, Trustee

By:	/s/ Rhett E. Ingerick____
Rhett E. Ingerick, Trustee

By:	/s/ Bevin E. Franks_____
Bevin E. Franks, Trustee

EXHIBIT A

Initial Series of Shares

1.	Gator Capital Long/Short ETF